Exhibit 11


                       HEICO CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

                                                                1998                               1997
                                                     --------------------------         --------------------------

                                                       BASIC          DILUTED             BASIC          DILUTED
                                                     ---------      -----------         ---------      -----------

Six months ended April 30:

Weighted average number of common
     shares outstanding                              12,452,808        12,452,808       11,946,305        11,946,305

Common Stock equivalents arising from
     dilutive stock options (1)                          --             3,056,341           --             2,299,977
                                                     ----------        ----------       ----------        ----------
                                                     12,452,808        15,509,149       11,946,305        14,246,282
                                                     ==========        ==========       ==========        ==========

Net income per share                                   $ .38             $ .31            $ .27             $ .23
                                                       =====             =====            =====             =====




Three months ended April 30:

Weighted average number of common
     shares outstanding                              12,471,549        12,471,549       11,997,504        11,997,504

Common Stock equivalents arising from
     dilutive stock options (1)                          --             3,236,973           --             2,374,826
                                                     ----------        ----------       ----------        ----------
                                                     12,471,549        15,708,522       11,997,504        14,372,330
                                                     ==========        ==========       ==========        ==========

Net income per share                                   $ .20             $ .16            $ .14             $ .11
                                                       =====             =====            =====             =====

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(1) Computed under the "treasury stock" method using the average market price.